EXHIBIT 23.1

                          CONSENT OF BDO SEIDMAN, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MicroTel International, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567, 333-22518,
33-27454, 33-77926, 33-32271 and 33-32771) on Form S-8 of our report dated
December 4, 2000, relating to the financial statements of T-Com, LLC appearing in Amendment No. 2 to the Company's Current Report on Form 8-K for September 22, 2000. Our report contains an explanatory paragraph regarding T-Com, LLC's ability to continue as a going concern.


                                        /S/ BDO SEIDMAN, LLP

Orange County, California
March 30, 2001